Exhibit 10.1

Contract No.: COAMCSJZ2015-DFZZ01

Supplemental Agreement

Among

Shijiazhuang Office of China Orient Asset Management Corporation

And

Hebei Baoding Orient Paper Milling Company Limited

And

Baoding Shengde Paper Co., Ltd.

And

Zhenyong Liu, Xiaodong Liu and Shuangxi Zhao

Party A: Shijiazhuang Office of China Orient Asset Management Corporation (hereinafter referred to as “Party A”)

Person-in-charge: Yi Wang

Address: 20th Floor, Orient Building, No. 83, Zhongshan West Road, Shijiangzhuang City

Party B: Hebei Baoding Orient Paper Milling Company Limited (hereinafter referred to as “Party B”) (Lessee and Debtor)

Legal representative: Zhenyong Liu

Address: Wuji Village, Xushui County, Baoding City, Hebei Province

Party C1: Baoding Shengde Paper Co., Ltd. (Guarantor)

Legal representative: Zhenyong Liu

Address: Nanhuan Road, Xushui County, Baoding City, Hebei Province

Party C2: Zhenyong Liu (Guarantor)

Address: No.92, Third District, Liuzhuang Village, Xushui County, Baoding City, Hebei Province

ID No.: 13062519630822311X

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Party C3: Xiaodong Liu (Guarantor)

Address: No.113, South Chaoyang Street 268, Xinshi District, Baoding City, Hebei Province

ID No.: 132423197408117114

Party C4: Shuangxi Zhao (Guarantor)

Address: No.201, Unit 2, Building 1, Xinyuan Community, West Zhenxing Road, Ansu Town, Xushui County, Baoding City, Hebei Province

ID No.: 13242319640606005X

Party C1, Party C2, Party C3 and Party C4 are collectively called Party C.

Whereas:

1. China Orient Asset Management Corporation is a solely state-owned non-bank financial institution, which is founded pursuant to approval by the State Council and the People’s Bank of China. Party A is a branch of China Orient Asset Management Corporation, and has the Financial Institution Business Certificate and Business License issued by the Chinese government’s banking regulatory authority and the commercial administrative authority, respectively.

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2. China National Foreign Trade Financial & Leasing Co., Ltd. (“CNFTFL”) has entered into a Lease Financing Agreement (Agreement No.: ZMZ-2013-0031) with Party B on June 16, 2013. CNFTFL has paid the leasing purchase price to Party B in according with relevant provisions of the agreement, and Party B has not fulfilled its repayment obligation under the lease financing agreement, therefore, CNFTFL has the creditor’s right against Party B. According to the Asset Transfer Agreement (Z.M.Z. (2013) Z. No. 7-1-1) signed by CNFTFL with Party A and Party B, CNFTFL has transferred its claims for Party C’s unpaid obligations (including principal and interest) hereunder to Party A. The above transfer has been made legally effective, and Party B and Party C hereby confirmed.

3. To facilitate Party B’s debt settlement and Party A’s exercise of claims, all parties agreed to adjust the repayment of the above claims pursuant to the related provisions of this agreement.

To this end, the parties are in accordance with relevant laws and regulations and through friendly negotiation conclude the agreement on debt repayment related matters, in WITNESS WHEREOF:

Article 1 Debt Confirmation

The parties confirmed that, as of June 15, 2015, the amount of unpaid debt of Party B to Party A under the Lease Financing Agreement: the principal was RMB Seventy Five Million Yuan (lowercased: 75,000,000 yuan) and the interest was RMB Four Million Three Hundred Twenty Nine Thousand Three Hundred and Five Point Five Six Yuan (lowercased: 4,329,305.56 yuan), a total of RMB Seventy Nine Million Three Hundred Twenty Nine Thousand Three Hundred and Five Point Five Six Yuan (lowercased: 79,329,305.56 yuan) (hereinafter referred to as the “Debt Amount”).

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Article 2 Modification of Debt Maturity and Interest Rate

Party A agrees to adjust the debt repayment schedule and other matters under Article 1, changing the final maturity date to June 21, 2017 from June 21, 2016. From June 16, 2015, the debt interest rate is changed to 15% per annum. The underlying debt bears a daily interest, with the daily interest rate=annual rate/360. Debt interest will take the debt amount as the calculation base, and the formula shall be: debt amount×annual rate/360×actual number of days.

If Party B pays off the entire Debt Amount before December 21, 2015, the debt will bear an annual interest rate of 13% from June 16, 2015. The previously overcharged interest by Party A shall be deducted from the last repayment of Party B.

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Article 3 Repayment Schedule

3.1 Payment of debt interest

Debt interest hereunder shall be paid on a quarterly basis in the following manner: accrued from June 16, 2015, and the payment date will be March 21, June 20, September 20 and December 20 of each year, and the last payment of interest shall be made on the date of the final debt principal maturity. If the payment date is a legal holiday, it will be extended to the next working day. The first interest payment date after signing this Agreement will be July 31, 2015.

3.2 Repayment schedule of debt principal

Party B will follow the following arrangements to repay the debt principal amount:

Serial number	Repayment time	Amount (Unit: ten thousand yuan)
1	December 21, 2015	1,500
2	June 21, 2016	2,000
3	December 21, 2016	2,000
4	June 21, 2017	2,000
Total		7,500

3.3 Repayment account

The debt principal amount, debt interest and other payments paid by Party B should be remitted to the account designated by Party A, as follows:

Account name: Shijiazhuang Office of China Orient Asset Management Corporation

Deposit bank: Shijiazhuang Zhongshan Branch, Bank of China

Account No.: 100147727814

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3.4 Repayment order

If any payment made by Party B is insufficient to cover the total amount due and payables required hereunder (including but not limited to the principal amount, debt interest, damages, and the costs incurred for the realization of Party A’s claims, etc.), the the settlement shall be applied in the following order (according to the respective ratios in the same order):

(1) Expenses that should be borne by Party B while advanced by Party A and the costs incurred for the realization of Party A’s claims;

(2) Damages incurred for the breach of this Agreement by Party B;

(3) Debt interest;

(4) Debt principal amount.

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3.5 Prepayment

With the written consent of Party A, Party B may select (1) below to repay in advance:

(1) Repay the debt principal amount and debt interest in advance, wholly or partially; each prepayment amount shall not be less than 5 million yuan.

(2) Repay RMB         yuan (lowercased:             ) in advance on Month        Date        Year;

(3) Others.

If Party B is willing to repay in advance, then Party B should put forward a notice of repayment application 10 working days in advance, which will be considered to be irrevocable after Party A’s written confirmation.

3.6 Reserved Fund

(1) Beginning in the second month after the signing of this Agreement, Party B should reserve the repayment funds in the bank account of 0409016009245030421 in ICBC Xushui Branch. Monthly reserve amount shall not be less than 3 million yuan. Such fund shall be specifically used to return the above debt owed to Party A. Party B should submit bank statement to Party A before the 10th day of next month.

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The performance of above reserve funds obligation is only a guarantee for Party B to fulfill its repayment, and shall not be deemed as repayment to Party B, and shall not affect Party A’s calculation and collection of the debt principal amount, interest and other costs (“Actual number of days” in interest calculation formula will not be reduced due to the aforementioned fund reserve, and other costs payable to Party A by Party B shall not be offset or reduced due to the aforementioned fund reserve).

(2) If Party B fails to carry out the fund reserve according to the preceding clause, Party C should supplement the reserve within 10 working days to ensure the performance of Party B’s repayment obligations. Party C’s supplementing obligation under this article shall not affect its guarantee liability under the Guaranty Contract.

Article 4 Repayment Guarantee

Party B uses its land use rights on the state-owned land (land certificate No.: X.G.Y. (2012) No.011) to provide [mortgage] guarantee; Party C1, Party C2, Party C3 and Party C4 provide a [joint responsibility] guarantee.

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Article 5 Commitments and Warranties

5.1 Party A’s commitments and warranties:

(1) Party A has the Financial Institution Business Certificate and Business License issued by the Chinese banking regulatory authority and the commercial administrative authority, respectively.

(2) Party A is entitled to sign this Agreement and related documents, and to perform the rights and obligations hereunder.

5.2 Party B’s commitments and warranties:

(1) Party B is a business entity, registered in accordance with the laws and regulations of the People's Republic of China, and has all necessary rights and authorization and can engage in operating activities thereof or participate in the proceedings in its own name, and enjoys legal disposition right for its managed assets.

(2) Party B voluntarily signs and performs this Agreement, with its bona fide intention. The signing and performance under the aforementioned authorization neither violates the articles of incorporation of Party B or any laws and regulations binding Party B, competent authorities’ relevant documents, judgments and adjudication, nor does it violate greement already signed or assumed obligations of Party B. Party B has obtained all consents, approval and authorization to sign and fulfill this Agreement, and the required procedures have been legally completed and taken effect.

(3) All documents, data, report forms, certificates and information that are provided to Party A by Party B for the purpose of the debt hereunder is accurate, true, complete and valid.

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(4) To avoid the reduction of Party B’s performance ability to effect the implementation of this Agreement, Party B hereby made the irrevocable commitments, as follows:

1) During the term of this Agreement, not to reduce the registered capital in any way or to assist in withdrawing the registered capital.

2) During the term of this Agreement, without prior written consent of Party A, not to provide any form of guarantee to a third party.

3) During the term of this Agreement, if Party B intends to implement major business decisions or property right alternation that may endanger its solvency to repay the obligations to Party A, Party B should send a written notice to Party A in advance, and obtain the written consent before implementation. Party B’s major property right alternation or business decisions include, but not limited to, the spin-off, merger, consolidation, reorganization, and the change of company organization form; property and management right transaction in the ways of leasing, contracting, joint operation, trust and so on; use of the buildings, machinery equipments and other fixed assets or trademarks, patents, proprietary technology, land use right and other intangible assets as shares or to externally invest; use selling, leasing, transferring or other ways to dispose the all or partial assets.

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(5) To ensure that Party A is able to timely understand and acquire relevant information, Party B guarantees that Party A will enjoy the full knowledge of Party B’s solvency, including but not limited to taking the following measures:

1) Actively cooperate and consciously accept Party A’s inspection and supervision to its production and business and financial activities, and provide all financial statements, expenditure vouchers, property inventory and other relevant materials according to the Party A’s request at any time.

2) If there is any significant events that may affect or reduce Party B’s solvency, such as significant litigation or arbitration, enforcement and other events, Party B should immediately notify Party A in writing, and promptly take appropriate and effective measures to protect Party A’s claims from damage.

3) During the term of this Agreement, Party B shall promptly notify Party A in writing if its name, legal representative, address, business scope and other matters have changes.

(6) Party B shall act honestly, practically and responsibly and use its best efforts to closely coordinate and cooperate to promote the smooth completion of payment of debt, and shall not engage in any act that may cause damages to its solvency.

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(7) Party B promised to fully pay the amounts thereof, without any condition or any claim for set-off and counterclaim or any other defenses.

(8) Party B shall bear the obligation of confidentiality. Party B is liable for the protecting the confidentiality of the documents and business secret (hereinafter referred to as “Confidential Information”) obtained in the process of signing and performing this Agreement. Without the written permission of Party A, Party B shall not provide (disclose) the Confidential Information to any third party. Party B further commits to take all reasonable efforts and precautions to prevent any of its affiliates, employees, or any other person or intermediary organizations and enterprises engaged by Party B from gaining and/or using and/or disclosing any such Confidential Information without permission; regardless of has any change, suspension, rescission and termination, provisions of this article are always binding to Party B, unless Party A agreed to relieve Party B of its confidential obligation in writing or when situation exists that exempts Party B from the obligation of confidentiality and liability pursuant to laws.

(9) Whereas Party B is currently building a plant on the mortgaged land and has yet to apply for property right registration, Party B commits that it will initiate the procedures to apply for real estate mortgage for the benefit of Party A immediately after the registration of property right.

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5.3 Party C’s commitments and warranties:

(1) Party C is a business entity (or the natural person who has full capacity for civil conduct and has the qualification and ability to enter into and perform this Agreement), registered in accordance with the laws and regulations of the People's Republic of China, and has all necessary rights and authorization and can engage in operating activities thereof or participate in the proceedings in its own name, and enjoys legal disposition right for its managed assets.

(2) Party C voluntarily signed and performed this Agreement, with its bona fide intention manifested herein. The signing and performance under the aforementioned authorization neither violates the articles of incorporation of Party C or any laws and regulations binding to Party C, competent authorities’ relevant documents, judgments and adjudication, nor does it violate any signed agreement or assumed obligations of Party C. Party C has obtained all consents, approval and authorization to sign and fulfill this Agreement, and the required procedures have been legally completed and taken effect.

(3) All documents, data, report forms, certificates and information that are provided to Party A by Party C for the purpose of the debt hereunder is accurate, true, complete and valid.

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(4) In the term of this Agreement, Party C shall promptly notify Party A in written if its name, legal representative, address, business scope and other matters have changes.

(5) Party C shall act honestly, practically and responsibly and shall not engage in any acts that may cause damages to its solvency.

(6) Party C promised to bear guarantee obligations, without any condition and nor to make any claims for set-off and counterclaim or any other defenses.

(7) Party C shall bear the obligation of confidentiality. Party C is liable for the confidentiality of the documents and business secret (hereinafter referred to as “Confidential Information”) obtained in the process of signing and performing this Agreement. Without the written permission of Party A, Party C shall not provide (disclose) the Confidential Information to any third party. Party C further commits to take all reasonable efforts and precautions to prevent its any affiliates, employees or any other person or intermediary organizations and enterprises engaged by Party C from gaining and/or using and/or disclosing any such Confidential Information without permission; regardless of any change, suspension, rescission and termination, provisions of this article are always binding to Party C, unless Party A agreed to relieve Party C of its confidential obligation in writing or situation exists that exempts it from the obligation of confidentiality and liability pursuant to laws.

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Article 6 Liabilities for Breach of Agreement

6.1 In case of the following circumstances, Party B is deemed to breach the agreement:

(1) Party B fails to repay the debt principal amount or any phase of debt interest on schedule;

(2) Any party of Party C or Party B violates any commitment and warranties in Article 5 hereunder or other obligations agreed in this Agreement;

(3) Any party of Party C or Party B has material adverse changes in management, and Party A has reason to believe that these changes will have a great adverse effect on the realization of the claims;

(4) Any party of Party C or Party B violates the agreement under the Mortgage Contract, the Guarantee Contract or other related contracts;

(5) Party B violates the provisions relating to the Lease Financing Agreement.

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(6) Party B violates the provisions of funds reserve in Article 3.6 hereunder.

6.2 In the event of any breach in Article 6.1 hereunder, Party A is entitled to exercise the following rights, independently or simultaneously:

(1) Recover the total amount of all overdue and unpaid debt principal amount and debt interest bearing an interest rate of 18.25% per annum (and forego the daily liquidated damage of 0.05% in accordance with the Lease Financing Agreement);

(2) Announce that the debt hereunder is due immediately and require Party B to repay the entire debt (including, but not limited to, the debt principal amount and debt interest that should be paid under this Agreement);

(3) Announce that the debt hereunder is due immediately and exercise relevant guarantee rights;

(4) Other rights under laws and regulations.

6.3 If Party A is still unable to make up its losses after exercising above rights, Party A had the right to request Party B and Party C to bear the liability for damage.

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Article 7 Delivery and Notice

7.1 Unless otherwise agreed in this Agreement, all notices between parties thereof can be by fax, mail, express or other ways agreed by parties to deliver to the address, as follows:

Party A: Shijiazhuang Office of China Orient Asset Management Corporation

Contact: Zaoqian Liu

TEL: 18603218705

FAX: 0311-88611789

Address: 20th Floor, Orient Building, No. 83, Zhongshan West Road, Shijiangzhuang City

Zip code: 050000

Party B: Hebei Baoding Orient Paper Milling Company Limited

Contact: Xiangmei Liu

TEL: 13503360111

FAX: 0312-8698217

Address: Nanhuan Road, Xushui District, Baoding City

Zip code: 072550

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Party C1: Baoding Shengde Paper Co., Ltd.

Contact: Xiangmei Liu

TEL: 13503360111

FAX: 0312-8698217

Address: Nanhuan Road, Xushui District, Baoding City

Zip code: 072550

Party C2: Zhenyong Liu

TEL: 13603245198

Address: Nanhuan Road, Xushui District, Baoding City (Office Area of Hebei Baoding Orient Paper Milling Company Limited)

Party C3: Xiaodong Liu

TEL: Xiaodong Liu

Address: Nanhuan Road, Xushui District, Baoding City (Office Area of Hebei Baoding Orient Paper Milling Company Limited)

Party C4: Shuangxi Zhao

TEL: 13503123095

Address: Nanhuan Road, Xushui District, Baoding City (Office Area of Hebei Baoding Orient Paper Milling Company Limited)

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7.2 Notice shall be deemed to be delivered to the notified party on the following date:

(1) Sending by a registered letter, the date on the receipt holding by the sending party;

(2) Sending by fax, the first working day after receiving the confirmation of successful transmission;

(3) Sending by express mail, the date signing by the recipient is the delivery date, if not signed by the recipient, the fourth working day after sending is the delivery date.

7.3 If one party’s mailing address or contact information has changes, it should notify other parties immediately in writing. Any loss caused by notification not in time shall be borne by the party changing the mailing address or contact information.

Article 8 No Waiver

Any party’s failure to exercise any right or to take any actions on other party’s breach shall not be considered as a waiver of any rights or a waiver to investigate the liability or obligation for breach of agreement. A waiver of any rights to other party or a waiver to investigate others liabilities shall not be considered as a waiver of the investigation of any other rights or any other faults. All waivers should be in writing.

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Article 9 Applicable Laws and Dispute Resolution

9.1 The interpretation and execution of this agreement is under the laws of the Peoples’ Republic of China (for the purpose of this Agreement, excluding Hong Kong, Macao and Taiwan).

9.2 Any dispute arising from or relating to this Agreement can be resolved through negotiation,. If negotiation fails, dispute shall be resolved according to the following (1) way. During litigation or arbitration period, the terms of this Agreement that don’t involve the disputing parts can be fulfilled. The parties must not refuse to perform any obligations hereunder by reason of dispute resolution:

(1) File a suit in the People’s Court in Party A’s location.

(2) Submit to Shijiazhuang Arbitration Commission for arbitration in accordance with active rules of such Commission. Arbitral award is final and binding on the parties.

(3)                         (Others).

Unless an effective judgment or award determined otherwise, the costs (including, but not limited to, legal fees and reasonable counsel fees) actually paid by all parties for the litigation shall be borne by the losing party.

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Article 11 Agreement Change, Modification and Termination

10.1 Change and modification of this Agreement should be in the form of a written agreement.

10.2 If this Agreement cannot be performed due to force majeure or other reasons, it can be terminated through negotiation and written consent.

Article 11 Taking Effect and Others

11.1 This Agreement shall be established and effective since the date of signing by legal representative (responsible person) or authorized agent and stamping with official seal.

11.2 All terms and conditions thereof are binding on all parties, their successors and other relevant obligors.

11.3 This Agreement is the supplemental agreement to No. ZMZ-2013-0031 Lease Financing Agreement and ZMZ (2013)Z.No. 7-1-1 Asset Transfer Agreement, all of which have the same legal effect. And for the inconsistent parts among them, the supplemental agreement shall prevail. Unaccomplished matters hereunder shall be executed according to ZMZ-2013-0031 Lease Financing Agreement and ZMZ (2013)Z.No. 7-1-1 Asset Transfer Agreement.

11.4 This Agreement is in eleven copies, with Party A, Party B and Party C holding one copy and the rest for relevant procedures.

(No Text)

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(No text in this page, a signature page of No. COAMCSJZ2015-DFZZ01 Supplemental Agreement)

Party A: Shijiazhuang Office of China Orient Asset Management Corporation (sealed)

Responsible person/authorized agent: Yi Wang (sealed)

Party B: Hebei Baoding Orient Paper Milling Company Limited (sealed)

Responsible person/authorized agent: /s/ Zhenyong Li

Party C1: Baoding Shengde Paper Co., Ltd. (sealed)

Responsible person/authorized agent: /s/ Zhenyong Liu

Party C2: /s/ Zhenyong Liu

Party C3: /s/ Xiaodong Liu

Party C4: /s/ Shuangxi Zhao

Contract date: July 1, 2015

Place: Shijiazhuang City

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